                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE


Bank One, National Association             Banker's Trust Company
One Bank One Plaza, Suite 0126             Four Albany Street
Chicago, IL 60670                          New York, New York 10006
ATTN: Corporate Trust Administration       ATTN: Corporate Trust & Agency Group
Phone:  (312) 407-0192                       Structured Finance
Fax:    (312) 407-1708                     Phone:  (212) 250-6501
                                           Fax:    (212) 250-6349

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH  44114
ATTN: Senior Vice President
Key Education Resources
Phone:  (216) 828-9342
Fax:    (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, Key Corp Student Loan Trust 1999-B, and Bank One, National Association, as Eligible Lender Trustee, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2000, through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                     Key Bank USA, National Association,
                                     as Master Servicer


Date: March 29, 2000                 By:   /s/ Randall M. Behm
                                        ----------------------------------
                                     Name:  Randall M. Behm
                                     Title: Senior Vice President

                                     By:   /s/ Darlene H. Dimitrijevs
                                        ----------------------------------
                                     Name:  Darlene H. Dimitrijevs, CPA
                                     Title: Senior Vice President